Exhibit 21.1

SUBSIDIARIES OF
PLAINS ALL AMERICAN PIPELINE, L.P.
(As of 12/31/2024)

Subsidiary	Jurisdiction of Organization
Advantage Pipeline LLC	Texas
Advantage Pipeline Holdings LLC	Delaware
Advantage Pipeline Logistics LLC	Texas
Advantage Pipeline Management, LLC	Texas
Alpha Crude Holdings LLC	Delaware
Aurora Pipeline Company Ltd.	Canada
Bakersfield Crude Terminal LLC	Delaware
Cactus II Pipeline LLC	Delaware
Capline Pipeline Company LLC	Delaware
Eagle Ford Crude Terminal LLC	Delaware
FM Midstream Holdings LLC	Delaware
FM Gathering LLC	Delaware
Kern-Southland Energy Link LLC	Delaware
Midway Pipeline LLC	Delaware
Niobrara Crude Terminal LLC	Delaware
OMOG JV Holdings LLC	Delaware
OMOG JV LLC	Delaware
Oryx Delaware Oil Transport LLC	Delaware
Oryx Midland Oil Gathering LLC	Texas
Oryx Midland Oil Marketing LLC	Delaware
Oryx Midstream Holdings LLC	Delaware
Oryx Wink Oil Pipeline LLC	Delaware
PAA Finance Corp.	Delaware
PAA Luxembourg S.a.r.l.	Luxembourg
PAA Midstream LLC	Delaware
PAA Natural Gas Storage, L.P.	Delaware
PAA Service Corp.	Texas
PAA/Vulcan Gas Storage, LLC	Delaware
Pacific Pipeline System LLC	Delaware
Plains All American Emergency Relief Fund, Inc.	Texas
Plains Capline LLC	Delaware
Plains Gas Solutions, LLC	Texas
Plains GP LLC	Texas
Plains LPG Services CA LLC	Texas
Plains LPG Services GP LLC	Delaware
Plains LPG Services, L.P.	Texas
Plains Marketing Bondholder, LLC	Delaware
Plains Marketing CA LLC	Texas
Plains Marketing Canada LLC	Delaware
Plains Marketing, L.P.	Texas
Plains Midstream Canada ULC	British Columbia
Plains Midstream Luxembourg S.a.r.l.	Luxembourg

Subsidiary	Jurisdiction of Organization
Plains Midstream Superior LLC	Texas
Plains Oryx Permian Basin LLC	Delaware
Plains Oryx Permian Basin Marketing LLC	Delaware
Plains Oryx Permian Basin Pipeline LLC	Delaware
Plains Pipeline, L.P.	Texas
Plains Pipeline MidCon LLC	Texas
Plains Pipeline Montana LLC	Delaware
Plains Products Terminals LLC	Delaware
Plains Rail Holdings LLC	Delaware
Plains South Texas Gathering LLC	Texas
PMC (Nova Scotia) Company	Nova Scotia
PNGS GP LLC	Delaware
POPB NM Crude II LLC	Delaware
POPBP DE Crude Holdings LLC	Delaware
Rancho LPG Holdings LLC	Delaware
Red River Pipeline Company LLC	Delaware
Rocky Mountain Pipeline Montana LLC	Delaware
St. James Rail Terminal LLC	Delaware
Sunrise Pipeline LLC	Delaware
Western Corridor Pipeline LLC	Delaware